UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2005

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2005, the Human Resources and Compensation Committee of the Board of Directors of Applied Materials, Inc. (“Applied”) approved the vesting acceleration of certain unvested, “out-of-the-money” stock options outstanding under Applied’s employee stock option plans effective August 5, 2005. Vesting was accelerated for stock options that had exercise prices per share higher than the closing price of Applied common stock on August 5, 2005, which was $17.85. Stock options held by Applied’s most senior executive officers, namely James C. Morgan, Michael R. Splinter, Nancy H. Handel, Franz Janker and David N.K.Wang; non-employee directors; and consultants were not included in the vesting acceleration.

This acceleration will reduce the impact of future compensation expense that Applied would otherwise be required to recognize in future consolidated statements of operations pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). Applied will be required to implement the expense recognition provisions of SFAS 123R starting with the first quarter of its fiscal year 2006 that begins on October 31, 2005. As a result of the acceleration, Applied expects to reduce compensation expense it otherwise would be required to record by approximately $138 million on a pre-tax basis over fiscal years 2006, 2007 and 2008. The vesting acceleration of these stock options is not expected to result in a charge to earnings based on accounting principles generally accepted in the U.S. This accelerated vesting may also have a positive effect on employee morale and retention.

This report contains forward-looking statements, including those relating to the estimated reduction in compensation expense required to be recognized under SFAS 123R, the accounting treatment for the acceleration and the effect upon employees. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including, without limitation, the possibility that subsequent pronouncements or interpretations of SFAS 123R may alter the accounting treatment of stock options, as well as other risks described in Applied Materials’ most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and Applied Materials undertakes no obligation to update any such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: August 5, 2005

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary